                             THIRD AMENDED AND RESTATED

                            CERTIFICATE OF INCORPORATION

                                         OF

                                  IMPROVENET, INC.

RONALD COOPER and JAN M. SHERMAN hereby certify that:

       ONE:   The original name of this corporation is ImproveNet, Inc. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is June 2, 1998.

       TWO:   They are the duly elected and acting President and Secretary, respectively, of ImproveNet, Inc., a Delaware corporation.

       THREE: The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

                                         I.

       The name of this corporation is IMPROVENET, INC. (the "CORPORATION" and the "COMPANY").

                                         II.

       The address of the registered office of the Corporation in the State of Delaware is 30 Old Rudnick Lane, City of Dover, County of Kent, and the name of the registered agent of the Corporation in the State of Delaware at such address is CorpAmerica, Inc.

                                         III.

       The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                         IV.

       A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "COMMON STOCK" and "PREFERRED STOCK." The total number of shares which the Corporation is authorized to issue is forty six million four hundred eighty two thousand nine hundred thirty five (46,482,935) shares, thirty four million (34,000,000) shares of which shall be Common Stock (the "COMMON STOCK") and twelve million four hundred eighty two thousand nine hundred thirty five (12,482,935) shares of which shall be Preferred Stock (the "PREFERRED STOCK"), each having a par value of one-tenth of one cent ($0.001).

       B. One Million Three Hundred One Thousand Four Hundred (1,301,400) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" (the "SERIES A PREFERRED"), One Million Nine Hundred Eighty-One Thousand Five Hundred Thirty-Five (1,981,535) of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock" (the "SERIES B


                                       1.

PREFERRED"), Three Million Seven Hundred Thousand (3,700,000) of the authorized shares of Preferred Stock are hereby designated "Series C Preferred Stock" (the "SERIES C PREFERRED"), Two Million Five Hundred Thousand (2,500,000) of the authorized shares of Preferred Stock are hereby designated "Shares D Preferred Stock" (the "SERIES D PREFERRED") and three million (3,000,000) of the authorized shares of Preferred Stock are hereby designated "Series E Preferred Stock" (the "SERIES E PREFERRED").

       C. The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred (collectively, the "SERIES PREFERRED") are as follows:

              1.     DIVIDEND RIGHTS.

                     a. Holders of Series Preferred, in preference to the holders of any other stock, including the Common Stock or any other capital stock hereinafter issued, of the Company ("JUNIOR STOCK"), shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of six percent (6%) of the "ORIGINAL ISSUE PRICE" per annum on each outstanding share of Series Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Original Issue Price of the Series A Preferred shall be one dollar ($1.00) per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "SERIES A ORIGINAL ISSUE PRICE"), the Original Issue Price of the Series B Preferred shall be two dollars and fifty two cents ($2.52) per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "SERIES B ORIGINAL ISSUE PRICE"), the Original Issue Price of the Series C Preferred shall be six dollars and fifty-three cents ($6.53) per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "SERIES C ORIGINAL ISSUE PRICE"), the Original Issue Price of the Series D Preferred shall be seven dollars and seventy cents ($7.70) per share (as adjusted for any stock dividends, combinations, splits and recapitalizations, and the like with respect to such shares) (the "SERIES D ORIGINAL ISSUE PRICE") and the Original Issue Price of the Series E Preferred shall be thirteen dollars and fifty cents ($13.50) per share (as adjusted for any stock dividends, combinations, splits and recapitalizations and the like with respect to such shares) (the "SERIES E ORIGINAL ISSUE PRICE"). Such dividends shall be payable only when, as and if, declared by the Board of Directors.

                     b. So long as any shares of Series Preferred shall be outstanding, no dividend, whether in cash or property or otherwise, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of the Company be purchased, redeemed, or otherwise acquired for value by the Company (except for acquisition of common stock by the Company pursuant to agreements unanimously approved by the Board of Directors which permit the Company to repurchase shares upon termination of services to the Company) until all dividends (set forth in Section 1(a) above) on the Series Preferred shall have been paid or declared and set apart. In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Series Preferred in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this
Section 1(b) shall not, however, apply to (i) a dividend payable in Common Stock, or (ii) any repurchase of any outstanding securities of the Company that is unanimously approved by the Company's Board of Directors.


                                      2.

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              2.     VOTING RIGHTS.

                     a. GENERAL RIGHTS. Except as otherwise provided herein or as required by law, the Series Preferred shall be voted equally with the shares of the Common Stock of the Company and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series Preferred are convertible (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

                     b. SEPARATE VOTE OF SERIES PREFERRED. For so long as shares of Series Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series Preferred (voting together as a single class on an as-converted basis and not as a separate series) shall be necessary for effecting or validating the following actions:

                                   (i)    Any amendment, alteration, or repeal
of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Determination that affects adversely the voting powers, preferences, or other special rights or privileges, qualifications, limitations, or restrictions of the Series Preferred);

                                   (ii)   Any increase or decrease in the
authorized number of shares of Series Preferred or Preferred Stock;

                                   (iii)  Any authorization or any designation,
whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking on a parity with or senior to the Series Preferred in rights of conversion, redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;

                                   (iv)   Any redemption or repurchase with
respect to Common Stock or Preferred Stock (except for acquisitions of Common Stock by the Company that are unanimously approved by the Company's Board of Directors);

                                   (v)    Any agreement by the Company or its
stockholders regarding an Asset Transfer or Acquisition (each as defined in Section 4(d));

                                   (vi)   Any action that results in the payment
or declaration of a dividend on any shares of Preferred Stock;

                                   (vii)  Any action that results in the payment
or declaration of a dividend (other than in Common Stock) on any shares of Common Stock;

                                   (viii) Any voluntary dissolution or
liquidation (as described in Section 4(d)) of the Company;

                                   (ix)   Any increase or decrease in the
authorized number of members of the Company's Board of Directors; or


                                      3.

                                   (x)    Any sale or acquisition, exchange or
transfer of any asset of the Company involving an amount greater than $5 million.

                     c. SEPARATE VOTE OF SERIES D PREFERRED. For so long as shares of Series D Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series D Preferred shall be necessary for effecting or validating the following actions:

                            (i)    Any amendment, alteration, or repeal of any
provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Determination that affects adversely the voting powers, preferences, or other special rights or privileges, qualifications, limitations, or restrictions of the Series D Preferred; provided, however, no such approval shall be required with regard to any amendment, alteration or repeal of any provision of the Certificate of Incorporation or the Bylaws adopted by the Company (a) in connection with, and to be effective upon, an initial public offering in which the Series D Preferred will convert into Common Stock or (b) in connection with a financing pursuant to which any additional series of Preferred Stock has rights pari passu with the holders of Series D Preferred); notwithstanding the foregoing, an amendment to the Certificate of Incorporation authorizing a new series of Preferred Stock with rights pari passu with the holders of Series D Preferred shall not be considered to adversely affect the voting powers, preferences or other special rights or privileges, qualifications, limitations or restrictions of the Series D Preferred.

                     d. SEPARATE VOTE OF SERIES E PREFERRED. For so long as shares of Series E Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series E Preferred shall be necessary for effecting or validating the following actions:

                            (i)    Any amendment, alteration, or repeal of any
provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Determination that affects adversely the voting powers, preferences, or other special rights or privileges, qualifications, limitations, or restrictions of the Series E Preferred; provided, however, no such approval shall be required with regard to any amendment, alteration or repeal of any provision of the Certificate of Incorporation or the Bylaws adopted by the Company (a) in connection with, and to be effective upon, an initial public offering in which the Series E Preferred will convert into Common Stock or (b) in connection with a financing pursuant to which any additional series of Preferred Stock has rights pari passu with the holders of Series E Preferred); notwithstanding the foregoing, an amendment to the Certificate of Incorporation authorizing a new series of Preferred Stock with rights pari passu with the holders of Series E Preferred shall not be considered to adversely affect the voting powers, preferences or other special rights or privileges, qualifications, limitations or restrictions of the Series E Preferred.

                            (ii)   Any redemption or repurchase with respect to
Preferred Stock (except for acquisitions of Preferred Stock by the Company in which the Series E Preferred is simultaneously redeemed or repurchased on a pro rata basis in proportion to the number of shares of Common Stock then held on an as if converted to Common Stock basis).


                                      4.

              3.     ELECTION OF BOARD OF DIRECTORS.

                     a. For so long as at least five hundred thousand (500,000) shares of Series Preferred remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series Preferred) and the authorized size of the Company's Board of Directors is at least seven (7) members, (i) the holders of Series A Preferred, voting as a separate class and series, shall be entitled to elect one (1) member of the Company's Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; (ii) the holders of the Series B Preferred, voting as a separate class and series, shall be entitled to elect one (1) member of the Company's Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; (iii) the holders of the Series C Preferred, voting as a separate class and series, shall be entitled to elect one (1) member of the Company's Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; (iv) the holders of Series D Preferred, voting as a separate class and series, shall be entitled to elect one (1) member of the Company's Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; (v) for so long as 500,000 share of Series E Preferred remain outstanding, the holders of a majority in interest of the Series E Preferred, voting as a separate class and series, shall be entitled to elect one
(1) member of the Company's Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors and to remove from office such director and to fill any vacancy counsel by the resignation, death or removal of such director; (vi) the holders of a majority in interest of the Common Stock and the holders of a majority in interest of the Series Preferred shall be entitled to elect one (1) member of the Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; and (vii) all remaining directors shall be elected by all stockholders voting in accordance with Section 2(a) above; two of which shall be the Chairman of the Board of Directors of the Company and the Chief Executive Officer of the Company.

                     b. Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until such director's death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                     c. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the Corporation is subject to Section 2115(b) of the California General Corporation Law (" CGCL").

                            (i)    During such time or times that the
Corporation is subject to Section 2115(b) of the CGCL:

                            (ii)   Every stockholder entitled to vote at an
election for directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are


                                      5.

otherwise entitled or distribute the stockholder's votes on the same principal among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder's votes unless (A) the names of such candidate or candidates have been placed in nomination prior to the voting and (B) the stockholder has given notice at the meeting, prior to the voting, of such stockholder's intention to cumulate such stockholder's votes. If any stockholder has given proper notice, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. The candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

                     d. During such time or times that the Corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board of Directors is removed, no individual director may be removed when the votes cast against such director's removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director's most recent election were then being elected.

                     e. Following any date on which the Corporation is no longer subject to Section 2115(b) of the CGCL and subject to any limitations imposed by law, Section 3(d) above shall no longer apply and the Board of Directors or any director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of voting stock of the Corporation entitled to vote at an election of directors or (ii) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

              4.     LIQUIDATION RIGHTS.

                     a. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series Preferred shall be entitled to be paid out of the assets of the Company, whether from capital, surplus funds, earnings or otherwise, an amount per share of Series Preferred equal to the Series A Original Issue Price, Series B Original Issue Price, Series C Original Issue Price, Series D Original Issue Price or the Series E Original Issue Price, as applicable, (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus the greater of (i) all declared and unpaid dividends on such shares of Series Preferred or (ii) an amount equal to six percent (6%) (compounded annually) of the applicable Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) per annum from the date that the first share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred is issued, respectively (the "SERIES A ORIGINAL ISSUE DATE," "SERIES B ORIGINAL ISSUE DATE," "SERIES C ORIGINAL ISSUE DATE", "SERIES D ORIGINAL ISSUE DATE," and "SERIES E ORIGINAL ISSUE DATE" respectively) until the date of payment (less the per share amount of any dividends previously paid on such shares) for each share of Series Preferred held by them (the "PREFERENCE"). If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series Preferred of the Preference set forth in this Section 4(a), then such assets shall be distributed among the holders of Series Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.


                                      6.

                     b. After the payment of the full Preference of the Series Preferred as set forth in Section 4(a) above, the holders of the Common Stock shall receive on a PRO RATA basis, proceeds up to a total amount per share equal to the Preference of the Series B Preferred as set forth in Section 4(a) above. If, upon any liquidation, distribution, winding up, the assets of the Company shall be insufficient to make payments in full to all holders of the Common Stock, then such assets shall be distributed among the holders of Common Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                     c. After the payments to the Series Preferred and Common Stock as set forth in Sections 4(a) and 4(b) above, the assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock and Series Preferred on an as-if-converted to Common Stock basis.

                     d. Upon the election of the holders of a majority of the outstanding shares of Series Preferred, the following events shall be considered a liquidation under this Section:

                            (i)    any consolidation or merger of the Company
with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own fifty percent (50%) or less of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which fifty percent (50%) or more of the Company's voting power is transferred (an "ACQUISITION"); or

                            (ii)   a sale, lease or other disposition of all or
substantially all of the assets of the Company (an "ASSET TRANSFER").

                     e. The Company shall give each holder of record of Series Preferred written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve a transaction referenced in Section 4(d), or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; PROVIDED, HOWEVER, that such periods may be shortened to a minimum in each case, down to five (5) business days, upon the written consent of the holders of Series Preferred that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series Preferred.

                     f. In any of the events specified in subsection 4(d) above, if the consideration received by the Company is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                            (i)    Securities not subject to investment letter
or other similar restrictions on free marketability:


                                      7.

                                   (A)    If traded on a securities exchange or
the Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                                   (B)    If actively traded over-the-counter,
the value shall be deemed to be the average of the closing bid or sales prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                                   (C)    If there is no active public market,
the value will be the fair market value thereof, as mutually determined by the Company and the holders of at least a majority of the voting power of all then outstanding shares of Series Preferred.

                            (ii)   The method of valuation of securities subject
to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Company and the holders of at least a majority of the voting power of all then outstanding shares of Series Preferred.

              5.     CONVERSION RIGHTS.

              The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred into shares of Common Stock (the "CONVERSION RIGHTS"):

                     a. OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section 5, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred shall be entitled upon conversion shall be the product obtained by multiplying the Series A Preferred Conversion Rate then in effect (determined as provided in Section 5(b)) by the number of shares of Series A Preferred being converted. The number of shares of Common Stock to which a holder of Series B Preferred shall be entitled upon conversion shall be the product obtained by multiplying the Series B Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series B Preferred being converted. The number of shares of Common Stock to which a holder of Series C Preferred shall be entitled upon conversion shall be the product obtained by multiplying the Series C Conversion Rate then in effect (determined as provided in Section 5(b)) by the number of Series C Preferred being converted. The number of shares of Common Stock to which a holder of Series D Preferred shall be entitled upon conversion shall be the product obtained by multiplying the Series D Conversion Rate then in effect (determined as provided in Section 5(b)) by the number of Series D Preferred being converted. The number of shares of Common Stock to which a holder of Series E Preferred shall be entitled upon conversion shall be the product obtained by multiplying the Series E Conversion Rate then in effect (determined as provided in Section 5(b)) by the number of Series E Preferred being converted.

                     b. SERIES PREFERRED CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series A Preferred (the "SERIES A PREFERRED CONVERSION RATE") shall be the quotient obtained by dividing the Series A Original Issue Price by the Series A Preferred Conversion Price (determined as provided in Section 5(c)). The conversion rate in effect at any time for conversion of the Series B Preferred (the "SERIES B PREFERRED CONVERSION RATE") shall be the quotient obtained by


                                      8.

dividing the Series B Original Issue Price by the Series B Preferred Conversion Price (determined as provided in Section 5(c)). The conversion rate in effect at any time for conversion of the Series C Preferred (the "SERIES C PREFERRED CONVERSION RATE") shall be the quotient obtained by dividing the Series C Original Issue Price by the Series C Conversion Price (determined as provided in Section 5(c)). The conversion rate in effect at any time for conversion of the Series D Preferred (the "SERIES D PREFERRED CONVERSION RATE") shall be the quotient obtained by dividing the Series D Original Issue Price by the Series D Conversion Price (determined as provided in Section 5(c)). The conversion rate in effect at any time for conversion of the Series E Preferred (the "SERIES E PREFERRED CONVERSION RATE") shall be the quotient obtained by dividing the Series E Original Issue Price by the Series E Conversion Price (determined as provided in Section 5(c))

                     c. CONVERSION PRICE. The conversion price for the Series A Preferred shall initially be the Series A Original Issue Price (the "SERIES A PREFERRED CONVERSION PRICE"). The conversion price for the Series B Preferred shall initially be the Series B Original Issue Price (the "SERIES B PREFERRED CONVERSION PRICE"). The conversion price for the Series C Preferred shall be the Series C Original Issue Price (the "SERIES C PREFERRED CONVERSION PRICE"). The conversion price for the Series D Preferred shall be the Series D Original Issue Price (the "SERIES D PREFERRED CONVERSION PRICE"). The conversion price for the Series E Preferred shall be the Series E Original Issue Price (the "SERIES E PREFERRED CONVERSION PRICE"). The initial Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price shall be adjusted from time to time in accordance with this Section 5.
All references to the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Conversion Price, the Series D Conversion Price, and the Series E Conversion Price (collectively, the "SERIES PREFERRED CONVERSION PRICES") herein shall mean such prices as so adjusted.

                     d. MECHANICS OF CONVERSION. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                     e. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the Series E Original Issue Date effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Series Preferred Conversion Prices in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Series E Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Series Preferred Conversion Prices in effect immediately before the combination shall be proportionately increased. Any adjustment under this


                                      9.

Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                     f. ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Series E Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series Preferred Conversion Prices that are then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series Preferred Conversion Prices then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; PROVIDED, HOWEVER, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series Preferred Conversion Prices shall be recomputed accordingly as of the close of business on such record date and thereafter the Series Preferred Conversion Prices shall be adjusted pursuant to this Section 5(f) to reflect the actual payment of such dividend or distribution.

                     g. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Series E Original Issue Date, the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 4(d) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section
5), in any such event each holder of Series Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                     h. REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Series E Original Issue Date, there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer as defined in Section 4(d) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such capital reorganization, provision shall be made so that the holders of the Series Preferred shall thereafter be entitled to receive upon conversion of the Series Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Series Preferred Conversion Prices then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.


                                      10.

                     i.     SALE OF SHARES BELOW SERIES PREFERRED CONVERSION
PRICES.

                            (i)    If at any time or from time to time after the
Series E Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Shares of Common Stock (as defined in subsection 5(i)(iv) below)), other than as a dividend or other distribution on any class of stock as provided in Section 5(f) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 5(e) above, for an Effective Price (as defined in subsection 5(i)(iv) below) less than the then effective Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Preferred Conversion Price, as applicable, then and in each such case the then existing Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Conversion Price, Series D Conversion Price, or Series E Conversion Price, as applicable, shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Conversion Price, Series D Conversion Price, or Series E Conversion Price, as applicable, by a fraction (A) the numerator of which shall be (1) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection 5(i)(ii)) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Conversion Price, Series D Conversion Price, or Series E Conversion Price, as applicable, and (B) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all otherrights, rights, warrants, options and convertible securities on the day immediately preceding the given date, provided that such shares of Common Stock prior thereto have been deemed Additional Shares of Common Stock. Notwithstanding the forgoing, if at any time or from time to time after the Series E Original Issue Date and prior to December 31, 2000, the Company issues or sells, or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Shares of Common Stock (or defined in subsection 5(i) (iv) below), other than as dividend or other distribution or any class of stock as provided in Section 5(f) above, and other than subdivisions or contribution of shares of Common Stock as provided in Section 5(e) above, for an Effective Price (as defined in subsection 5(i)(iv) below) less than the then effective Series E Preferred Conversion Price and the aggregate gross proceeds to the Company of such issuance exceeds $7,500,000 then the Series E Conversion Price shall be reduced to the higher of the (i) the lowest price at which such shares were issued or sold or (ii) the Series D Original Issue Price.

                            (ii)   For the purpose of making any adjustment
required under this Section 5(i), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by a disinterested majority of the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection 5(i)(iii) below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are


                                      11.

issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                            (iii)  For the purpose of the adjustment required
under this Section 5(i)(iii), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "CONVERTIBLE SECURITIES") and if the Effective Price of such Additional Shares of Common Stock is less than the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series C Conversion Price, the Series D Conversion Price, or the Series E Conversion Price, as applicable, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Conversion Price, Series D Conversion Price, or Series E Conversion Price, as applicable, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Conversion Price, Series D Conversion Price, or Series E Conversion Price, as applicable, as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Conversion Price, Series D Conversion Price, or Series E Conversion Price, as applicable, which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sod for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by


                                      12.

cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.

                            (iv)   "ADDITIONAL SHARES OF COMMON STOCK" shall
mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(i), whether or not subsequently reacquired or retired by the Company other than (A) shares of Common Stock issued upon conversion of the Series Preferred, (B) if approved by the Board of Directors of the Company (including the representatives designated by the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred), shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights after the Series E Original Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements, (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Series E Original Issue Date, (D) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board (so long as Board approval constitutes consent by at least a majority of the members of the Board of Directors representing the Series Preferred), (E) shares of Common Stock or Preferred Stock and/or options, warrants or other Common Stock or Preferred Stock purchase rights issued pursuant to any equipment leasing arrangement, debt financing from a bank or similar financial institution or strategic transaction approved by the Board (so long as Board approval constitutes consent by at least a majority of the members of the Board of Directors representing the Series Preferred), (F) warrants to purchase up to 245,000 shares of Common Stock of the Company issued after November 17, 1999 or
(G) shares of Common Stock isuable upon the exercise of such warrants. The "EFFECTIVE PRICE" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold or deemed to have been issued or sold by the Company under this
Section 5(i), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 5(i), for such Additional Shares of Common Stock.

                     j. CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred Series D Preferred, or Series E Preferred, if the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, or Series E Preferred is then convertible pursuant to this Section 5, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as applicable, at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price at the time in effect, as applicable, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the


                                      13.

time would be received upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred Series D Preferred or Series E Preferred.

                     k. NOTICES OF RECORD DATE. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 4(d)) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 4(d)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

                     l.     AUTOMATIC CONVERSION.

                            (i)    Each share of Series A Preferred and
Series B Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series A Preferred Conversion Price or Series B Preferred Conversion Price, as applicable, (A) at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of the Series A Preferred and Series B Preferred (voting together as a single class on an as-converted basis and not as a separate series), or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (I) the per share price is at least nine dollars and eighty cents ($9.80) and (II) the net cash proceeds to the Company (before underwriting discounts, commissions and fees) are in excess of twenty million dollars ($20,000,000). Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(d).

                            (ii)   Each share of Series C Preferred shall
automatically be converted into shares of Common Stock, based on the then-effective Series C Preferred Conversion Price, (A) at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of the Series C Preferred, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (I) the per share price is at least nine dollars and eighty cents ($9.80) and (II) the net cash proceeds to the Company (before underwriting discounts, commissions and fees) are in excess of twenty million dollars ($20,000,000). Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(d).

                            (iii)  Each share of Series D Preferred shall
automatically be converted into shares of Common Stock, based on the then-effective Series D Preferred Conversion Price, (A) at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of the Series D Preferred, or (B) immediately upon the closing of a firmly underwritten public


                                      14.

offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (I) the per share price is at least nine dollars and eighty cents ($9.80) and (II) the net cash proceeds to the Company (before underwriting discounts, commissions and fees) are in excess of twenty million dollars ($20,000,000). Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(d).

                            (iv)   Each share of Series E Preferred shall
automatically be converted into shares of Common Stock, based on the then-effective Series E Preferred Conversion Price, (A) at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of the Series E Preferred, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (I) the per share price is at least thirteen dollars and fifty cents ($13.50) and (II) the net cash proceeds to the Company (before underwriting discounts, commissions and fees) are in excess of twenty million dollars ($20,000,000). Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(d).

                            (v)    Upon the occurrence of an event specified in
subsections 5(l)(i), 5(l)(ii), 5(l)(iii) and/or 5(l)(iv), above, the outstanding shares of Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; PROVIDED, HOWEVER, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred, the holders of Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(d).

                     m. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

                     n. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of


                                      15.

Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                     o. NOTICES. Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or
(iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

                     p. PAYMENT OF TAXES. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

                     q. NO DILUTION OR IMPAIRMENT. Without the consent of the holders of a majority of the then outstanding Series Preferred (voting together as a single class on an as-converted basis and not as a separate series), as required under Section 2(b), the Company shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred against dilution or other impairment.

              6. NO REISSUANCE OF SERIES PREFERRED. No share or shares of Series Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued; and in addition, this Third Amended and Restated Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the Company's authorized stock.

                                          V.

       A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

       B. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; PROVIDED, HOWEVER, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the percentage of holders of capital stock as provided therein; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.


                                      16.

       C. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                                         VI.

       A. A director of the Corporation shall to the fullest extent permitted by the Delaware General Corporation Law, as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. During such times that the Corporation is subject to Section 2115(b) of the CGCL, the liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California Law.

       B. Each person who is or was a director of the Corporation (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Corporation as of right to the fullest extent permitted or authorized by the Delaware General Corporation Law against any liability, cost or expense asserted against such director or officer and incurred by such director or officer in any such person's capacity as a director or officer, or arising out of any such person's status as a director or officer. The Corporation may, but shall not be obligated to, maintain insurance, at its expense, to protect itself and any such person against any such liability, cost or expense. During such time or times that the Corporation is subject to
Section 2115(b) of the CGCL, this Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) through bylaw provisions, agreements with the agents, vote of stockholders or disinterested directors or otherwise in excess of the indemnification otherwise permitted by
Section 317 of the CGCL, subject only to applicable limits set forth in Section 204 of the CGCL with respect to actions for breach of duty to the Corporation and its stockholders.

       C. Any repeal or modification of this Article shall only be prospective and shall not effect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

                                         VII.

       A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

       B. Notwithstanding any other provisions of this Third Amended and Restated Certificate of Incorporation or any provisions of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holder of any particular class or series of voting stock required by law, the affirmative vote of the holders of at least a majority of the voting power of all the then


                                      17.

outstanding shares of voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles VI and VII.

                                       * * * *

       FOUR: This Third Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this Corporation.

       FIVE: This Third Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation. The total number of outstanding shares entitled to vote or act by written consent was one million six hundred eighty one thousand three hundred nineteen (1,681,319) shares of Common Stock, one million two hundred seven thousand (1,207,000) shares of Series A Preferred, one million nine hundred thirty-four thousand five hundred twenty-six (1,934,526) shares of Series B Preferred, three million five hundred forty three thousand one hundred ninety (3,543,190) shares of Series C Preferred and two million one hundred thousand eight hundred forty three (2,100,843) shares of Series D Preferred. A majority of the outstanding shares of Common Stock, a majority of the outstanding shares of Preferred Stock and a majority of the outstanding shares of Series D Preferred Stock approved this Third Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware and written notice of such was given by the Corporation in accordance with said Section 228.


                                      18.

       IN WITNESS WHEREOF, ImproveNet, Inc. has caused this Third Amended and Restated Certificate of Incorporation to be signed by the President and Secretary of the Company in Redwood City, California this ______ day of November, 1999.


                                                 ------------------------------
                                                 Ronald Cooper
                                                 President



                                                 ------------------------------
                                                 Jan M. Sherman
                                                 Secretary